EXHIBIT 16

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


March 11, 2009

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated March 11, 2009 of Real Value Estates, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our audits for the years ended May 31, 2008, and our reviews of interim financial statements. We cannot confirm or deny that the appointment of Weinberg & Associates LLC was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,


/s/ Moore & Associates, Chartered
------------------------------------------
Moore & Associates, Chartered
Las Vegas, Nevada




                6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146
                       (702) 253-7499 Fax: (702) 253-7501